Exhibit 5.1

                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               125 HALF MILE ROAD
                               POST OFFICE BOX 190
                          MIDDLETOWN, NEW JERSEY 07748
                                 (732) 741-3900
                               FAX: (732) 224-6599

                              441 EAST STATE STREET
                            TRENTON, NEW JERSEY 08625
                                 (609) 695-3900

                           PLEASE REPLY TO: MIDDLETOWN

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DIRECT DIAL NUMBER             DIRECT E-MAIL                   CLIENT/MATTER NO.
(732) 219-5483                 pforlenza@ghclaw.com            03826/0483


                                  May 30, 2000


Calton Acquisition Corp.
125 Half Mile Road, Suite 206
Red Bank, New Jersey 07701

Gentlemen:

     We refer to the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and filed by Calton Acquisition Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 30, 2000 for the registration of 4,356,844 shares of Common Stock, $.001 par value (the "Common Stock"), which are proposed to distributed by Calton, Inc. as a dividend to its shareholders pursuant to a spin-off transaction.

     We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

     Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of act contained in the documents that we have examined, we are of the opinion that the Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                             Very truly yours,



                                             GIORDANO, HALLERAN & CIESLA
                                             A Professional Corporation

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